Exhibit 99.1

December 2, 2019

Unit Corporation Announces Extension of Early Tender Date of Exchange Offer

On December 2, 2019, Unit Corporation (the “Company” or “Unit”) announced that it has extended the Early Tender Date for its previously announced offer to exchange (the “Exchange Offer”) any and all of its outstanding 6.625% Senior Subordinated Notes due 2021 (CUSIP No. 909218AB5 / ISIN US909218AB56) (the “Old Notes”) for newly issued 10.000% Senior Secured Notes due 2024 (the “Senior Secured Notes”) and 7.000% Junior Secured Notes due 2025 (the “Junior Secured Notes” and, together with the Senior Secured Notes, the “New Notes”), upon the terms and conditions set forth in the prospectus relating to the Exchange Offer (the “Prospectus”) included in Amendment No. 2 to the Registration Statement filed with the Securities and Exchange Commission (the “Registration Statement”).

Extension of the Early Tender Date

The Company is extending the Early Tender Date of the Exchange Offer. The Early Tender Date was previously extended to 5:00 P.M., New York City time, on Friday, November 29, 2019 and will now be further extended to be the Expiration Date of the Exchange Offer, which is 11:59 P.M., New York City Time, on Friday, December 13, 2019, unless extended or earlier terminated by the Company. All references to the Early Tender Date in the Prospectus are hereby amended such that the Early Tender Date will be the same date and time as the Expiration Date. Accordingly, holders who tender their Old Notes prior to such time will receive the Early Exchange Consideration, which means for each $1,000 principal amount of Old Notes validly tendered (and not withdrawn) prior to the Expiration Date, either $735 principal amount of Senior Secured Notes or $1,000 principal amount of the Junior Secured Notes, depending upon the election of the holder. Other than the extension of the Early Tender Date described herein, the terms and conditions of the Exchange Offer remain as set forth in the Prospectus.

As of 5:00 P.M., New York City time, on November 29, 2019, approximately $162.5 million of Old Notes had been tendered in the Exchange Offer.

The Company will pay a soliciting dealer fee equal to $2.50 for each $1,000 principal amount of Old Notes validly tendered for exchange and not validly withdrawn under the Exchange Offer to retail brokers that are appropriately designated by their clients to receive this fee; provided that such fee will only be paid with respect to the first $200,000 aggregate principal amount of Old Notes exchanged by an individual beneficial holder.

BofA Securities is acting as dealer manager in connection with the proposed Exchange Offer and Consent Solicitation. Holders of the Old Notes may contact BofA Securities toll-free at (888) 292-0070 or collect at (980) 388-4813 with questions they may have regarding the Exchange Offer. Global Bondholder Services Corporation is serving as information and exchange agent for the proposed Exchange Offer and Consent Solicitation. You should direct questions, requests for assistance and requests for copies of the prospectus to the agent at (212) 430-3774 (for banks and brokers) or (866)-470-4200 (toll free) (all others) or contact@gbsc-usa.com.

Important Information about the Exchange Offer

This press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any security.

Security holders are strongly urged to carefully review the Registration Statement, the prospectus and the other related documents and materials filed with the Securities and Exchange Commission (the “SEC”), including the prospectus, and any amendments and supplements thereto because they will contain important information about Unit and the Exchange Offer and the Consent Solicitation and are the sole means by which any offer to exchange or any solicitation of any such offer will be made.

Investors and security holders may obtain a free copy of the Registration Statement, the prospectus and related materials, and other documents filed by Unit with the SEC, at the SEC’s website, www.sec.gov. Free copies of Unit’s filings with the SEC have been made available on Unit’s website, http://www.unitcorp.com.

A Registration Statement relating to these securities has been filed with the SEC but has not yet become effective. These securities may not be sold nor may offers to buy be accepted before the Registration Statement becomes effective.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act. All statements, other than statements of historical facts, included in this release that address activities, events, or developments that Unit expects, believes, or anticipates will or may occur are forward-looking statements. Several risks and uncertainties could cause actual results to differ materially from these statements, including factors described occasionally in Unit’s publicly available SEC reports. Unit assumes no obligation to update publicly such forward-looking statements, whether because of new information, future events, or otherwise.

Unit Corporation is a Tulsa-based, publicly held energy company engaged through its subsidiaries in oil and gas exploration, production, contract drilling, and gas gathering and processing. Unit’s Common Stock is listed on the New York Stock Exchange under the symbol UNT.